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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



REGISTRANT: Name:                    ProxyMed, Inc.
            State of Incorporation:  Florida

            Name:                    Key Communications Service, Inc.
            State of Incorporation:  Indiana

            Name:                    MedUnite, Inc.
            State of Incorporation:  Delaware

            Name:                    PlanVista Corporation
            State of Incorporation:  Delaware

            Name:                    WPJ, Inc. d/b/a Integrated Medical Systems
            State of Incorporation:  California